Exhibit 3.02

LOEWS CORPORATION

By-Laws

(As Amended and Restated Effective November 8, 2022)

BY-LAWS

OF

LOEWS CORPORATION
(A Delaware Corporation)

ARTICLE 1
DEFINITIONS

As used in these By-laws, words of any gender (masculine, feminine, neuter) mean and include correlative words of the other genders, and unless the context otherwise requires, the term:

1.1.    “applicable law” means applicable law as it presently exists or may hereafter be in effect.

1.2.    “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.3.    “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.4.    “Board” means the Board of Directors of the Corporation.

1.5.    “business day” means any day that is not a Saturday, Sunday or other day that commercial banks in the City of New York are authorized or required by applicable law to close.

1.6.    “By-laws” means the initial By-laws of the Corporation, as amended, supplemented or restated from time to time.

1.7.    “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.8.    “Chairman of the Board” means the Chairman of the Board of the Corporation.

1.9.    “Corporation” means Loews Corporation.

1.10.    “Directors” means the directors of the Corporation.

1.11.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

1.12.    “Executive Committee” means the Executive Committee of the Corporation.

1.13.    “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.14.    “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.15.    “President” means the President of the Corporation.

1.16.    “Secretary” means the Secretary of the Corporation.

1.17.    “Stockholders” means the stockholders of record of the Corporation.

1.18.    “Treasurer” means the Treasurer of the Corporation.

1.19.    “Vice President” means a Vice President of the Corporation.

1.20.    “Whole Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

ARTICLE 2

STOCKHOLDERS

2.1.    Place of Meetings. Every meeting of Stockholders shall be held at the Office of the Corporation or at such other place, if any, within or without the State of Delaware, as shall be specified in the notice of such meeting or in the waiver of notice thereof.

2.2.    Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour as may be designated in the notice of meeting, on the second Tuesday in May of each year (or, if such date is not a business day, on the first business day thereafter), or on such other date as may be fixed by the Board.

2.3.    Special Meetings. A special meeting of Stockholders may be called at any time only by the Board, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary on the written request of holders of a majority of the shares of capital stock of the Corporation entitled to vote in an election of Directors, which written request shall state the purpose or purposes of such meeting and include the information required by Section 2.12(a)(iii) (including, in the case of any nomination of a person for election to the Board, the completed and signed questionnaire and representations and agreements required by paragraph (i) of Section 2.12(c)). At any special meeting of Stockholders only such business may be transacted which is set forth in the notice thereof given pursuant to Section 2.5 of the By-laws. Nothing contained herein shall prohibit the Board from submitting matters for consideration to the Stockholders at any special meeting requested by Stockholders.

2.4.    Fixing Record Date.

(a)    In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided that the Board may in its discretion fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the same date or an earlier date as the record date for Stockholders entitled to notice of such adjourned meeting.

(b)    In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any Stockholder seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, the Office of the Corporation, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)    In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.5.    Notice of Meetings of Stockholders; Waivers of Notice.

(a)    Whenever Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at the address of such Stockholder as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Stockholder as of the record date so fixed for notice of such adjourned meeting.

(b)    A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6.    List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the Stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network; provided, that in the latter case, information required to gain access to such list is provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 2.6 or to vote in person or by proxy at any meeting of Stockholders.

2.7.    Quorum of Stockholders; Adjournment. The holders of a majority of the shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. If, however, such quorum shall not be present or represented at any meeting of Stockholders, the chairman of the meeting or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally notified. The Board or the chairman of any meeting of Stockholders may adjourn any meeting of Stockholders to another time or place (whether or not a quorum is present).

2.8.    Voting; Proxies.

(a)    Unless otherwise provided in the Certificate of Incorporation and subject to the General Corporation Law, every Stockholder shall be entitled at every meeting of Stockholders to one vote for each share of capital stock held by such Stockholder as of the record date determined in accordance with Section 2.4 of the By-laws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of Stockholders as owners thereof for all purposes.

(b)    At any meeting of Stockholders, a quorum being present, all matters other than the election of Directors, except as otherwise provided by applicable law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting on the subject matter by the holders of shares present in person or represented by proxy and entitled to vote on the matter.

(c)    Except as provided in Section 3.4 of the By-laws and except for contested elections, each nominee for Director shall be elected to the Board if the nominee receives the affirmative vote of the majority of the votes cast with respect to such Director at any meeting for the election of Directors at which a quorum is present. For purposes of this Section 2.8(c): an election is contested when (i) the Secretary receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for Stockholder nominees for Director set forth in Section 2.12 of the By-laws and (ii) such nomination has not been withdrawn by such Stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders. If an incumbent Director nominee fails to receive a majority of the votes cast in an election that is not a contested election, such Director shall immediately tender his or her resignation to the Board. The Nominating and Governance Committee of the Board, or such other committee designated by the Board, shall consider any such resignation and make a recommendation to the Board on whether to accept or reject the tender of resignation, or whether other action should be taken. The Board will act on the tender of resignation, taking into account the Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. In contested elections, Directors shall be elected by a plurality of the votes cast. For the avoidance of doubt, any vacancies on the Board as a result of a resignation contemplated by this Section 2.8(c) may be filled by the Board in accordance with Section 3.4 of the By-laws, or the size of the Board may be decreased in accordance with Section 3.2 of the By-laws.

(d)    All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Stockholder or proxy holder. Each written ballot shall be signed by the Stockholder voting or by the proxy of such Stockholder, and shall state the number of shares voted. On all other questions, the voting may be voice vote.

(e)    Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law.

2.9.    Selection and Duties of Inspectors at Meetings of Stockholders. The Corporation shall, in advance of any meeting of Stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the votes as certified by him, her or them.

2.10.    Organization. At every meeting of Stockholders, unless otherwise directed by the Board, the President, or in the absence of the President, the Chairman of the Board, or in the absence of either of them, the Chairman of the Executive Committee, or in the absence of all of them, the longest-tenured Senior Vice President (based on term of service as Senior Vice President) present shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by the vote of the majority of the Directors present at such meeting.

2.11.    Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting. The chairman of the meeting shall enforce the observance of the rules of order for meetings of the Stockholders.

2.12.    Nomination of Directors and Proposal of Other Business.

(a)    Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board or the proposal of any other business to be considered by the Stockholders at an annual meeting of Stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any duly authorized committee thereof, (C) as may be provided in the certificate of designations for any class or series of preferred stock or (D) by any Stockholder who is a Stockholder at the time of giving of notice provided for in paragraph (ii) of this Section 2.12(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.12, and, except as otherwise required by applicable law, any failure to comply with any of the foregoing procedures shall result in the nullification of such nomination or proposal.

(ii)         For nominations of persons for election to the Board or the proposal of other business to be properly brought by a Stockholder before an annual meeting of Stockholders pursuant to clause (D) of paragraph (i) of this Section 2.12(a), the Stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire and representations and agreements required by paragraph (i) of Section 2.12(c)), and timely updates and supplements thereof, in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for Stockholder action. To be considered timely, a Stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the Office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting of Stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the Stockholder in order to be considered timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of Stockholders was mailed or public announcement of the date of the annual meeting of Stockholders was made by the Corporation, whichever first occurs. In no event shall the adjournment or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(iii)        A Stockholder’s notice to the Secretary pursuant to paragraph (ii) of this Section 2.12(a) must set forth (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other material relationships, during the past three years between or among such Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and/or any of their respective affiliates or associates or any others acting in concert therewith, on the one hand, and each proposed nominee and/or any of his or her respective affiliates or associates or any others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act (or successor provision) if the Stockholder making the nomination, any beneficial owner on whose behalf the nomination is made and/or any of their respective affiliates or associates or any others acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (3) the completed and signed questionnaire and representations and agreements required by paragraph (i) of Section 2.12(c); (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)        the name and address of such Stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2)        for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such Stockholder, any such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith;

(3)        a description of any agreement, arrangement or understanding between or among such Stockholder, any such beneficial owner, any of their respective affiliates or associates or others acting in concert therewith and/or any other person or persons (including their names and addresses) in connection with the proposal of such nomination or other business;

(4)        a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder, any such beneficial owner, any nominee and/or any of their respective affiliates or associates or others acting in concert therewith with respect to any of the Corporation’s securities;

(5)        a description of any proxy, agreement, arrangement or understanding pursuant to which such Stockholder, any such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith has a right to vote any shares of capital stock of the Corporation;

(6)        a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(7)        a representation as to whether such Stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise solicit proxies from Stockholders in support of such proposal or nomination;

(8)        if such Stockholder or any such beneficial owner intends to solicit proxies in support of nominees other than the Corporation’s nominees (unless such solicitation would not be subject to Rule 14a-19 under the Exchange Act), a statement that such person intends to solicit holders of capital stock of the Corporation representing at least sixty-seven percent (67%) of the voting power of such capital stock entitled to vote on the election of Directors in support of Director nominees other than the Corporation’s nominees;

(9)        any other information relating to such Stockholder, any such beneficial owner or nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(10)        such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for Stockholder action.

In addition, to be considered timely, a Stockholder’s notice pursuant to paragraph (ii) of this Section 2.12(a) must further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining Stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the Office of the Corporation not later than five business days after the record date for determining Stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining Stockholders entitled to vote at the meeting, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(b)    Special Meetings of Stockholders. Nominations of persons for election to the Board at a special meeting of Stockholders may be made by Stockholders only (i) in accordance with Section 2.3 or (ii) if the election of Directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then only by any Stockholder who is a Stockholder at the time of giving of notice provided for in this Section 2.12(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in paragraphs (b) and (c) of this Section 2.12. The proposal by Stockholders of any other business to be considered by the Stockholders at a special meeting of Stockholders may be made only in accordance with Section 2.3. Except as otherwise required by applicable law, any failure to comply with any of the foregoing procedures shall result in the nullification of such nomination or proposal. For nominations of persons for election to the Board to be properly brought by a Stockholder before a special meeting of Stockholders pursuant to this Section 2.12(b), the Stockholder must have given timely notice thereof (including the completed and signed questionnaire and representations and agreements required by paragraph (i) of Section 2.12(c)), and timely updates and supplements thereof, in writing to the Secretary. To be considered timely, a Stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the Office of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of any special meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. In addition, to be considered timely, a Stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining Stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the Office of the Corporation not later than five business days after the record date for determining Stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining Stockholders entitled to vote at the meeting, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. A Stockholder’s notice to the Secretary must comply with the requirements of Section 2.12(a)(iii) applicable to nominations of persons for election to the Board (including the completed and signed questionnaire and representations and agreements required by paragraph (i) of Section 2.12(c)).

(c)    General. (i) To be eligible to be a nominee of any Stockholder for election as a Director, the proposed nominee must provide to the Secretary in accordance with the applicable time periods prescribed for delivery of notice under Section 2.12(a)(ii) or 2.12(b) as the case may be: (1) a completed directors’ and officers’ questionnaire (in the form provided by the Secretary at the request of the nominating Stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director or to serve as an independent Director; (2) a written representation and agreement that the nominee intends to serve the full term for which the nominee is standing for election; (3) a written representation and agreement that the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a Director, will act or vote on any issue (a “Voting Commitment”) unless disclosed to the Corporation therein (together with a description thereof); (4) a written representation and agreement that the nominee is not and will not become a party to any Voting Commitment that could interfere with such person’s ability to comply, if elected as a Director, with his or her fiduciary duties under applicable law; (5) a written representation and agreement that the nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any other person or entity other than the Corporation, in each case in connection with candidacy or service as a Director, unless promptly disclosed to the Secretary in writing (together with a description thereof, including the amount of any payment or payments received or receivable thereunder); and (6) a written representation and agreement that, if elected as a Director, such nominee would be in compliance and will continue to comply with the Corporation’s code of business conduct and ethics (including its trading, conflicts of interest and confidentiality policies), corporate governance guidelines, share ownership guidelines and any other publicly disclosed Corporation policies and guidelines applicable to Directors, as amended from time to time.

(ii)        No person shall be eligible to be nominated by a Stockholder for election to the Board unless nominated in accordance with the procedures set forth in this Section 2.12 or, in the case of a special meeting of Stockholders, Section 2.3. No business proposed by a Stockholder shall be considered at a Stockholder meeting except in accordance with the procedures set forth in this Section 2.12 or, in the case of a special meeting of Stockholders, Section 2.3.

(iii)        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination of a person for election to the Board or proposal of any other business was not made in accordance with the procedures prescribed by the By-laws or was not properly brought before the meeting, and if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded or such other business shall not be considered, as the case may be. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by applicable law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination of a person for election to the Board or other proposed business, such nomination shall be disregarded or such proposed business shall not be considered, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.12, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(iv)        For purposes of this Section 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v)        Without limiting the foregoing provisions of this Section 2.12, a Stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.12; provided, however, that any references in the By-laws to the Exchange Act are not intended to and shall not limit any separate or additional requirements applicable to nominations of persons for election to the Board or proposals as to any other business to be considered pursuant to this Section 2.12. Subject to Rule 14a-8 under the Exchange Act, nothing in the By-laws shall be construed to permit any Stockholder, or give any Stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a person for election to the Board or proposal of any other business.

(vi)        Notwithstanding anything to the contrary, the requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.12 shall be deemed satisfied by a Stockholder if such Stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for a meeting of Stockholders.

(vii)        If any Stockholder (or any beneficial owner on whose behalf such Stockholder is acting and/or any of their respective affiliates or associates or any others acting in concert therewith) (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee, and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Stockholder or other person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then notwithstanding anything to the contrary, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Stockholder shall deliver to the Corporation, no later than 5 days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

ARTICLE 3

DIRECTORS

3.1.    General Powers. Except as otherwise provided in the Certificate of Incorporation and subject to the General Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by applicable law, to be exercised and performed by the Stockholders.

3.2.    Number; Qualification; Term of Office. The number of Directors which shall constitute the Whole Board shall be not less than seven nor more than fifteen, the exact number of Directors to be fixed from time to time within such range by vote of a majority of the Whole Board. This range shall not be altered without approval of the Stockholders. Directors need not be Stockholders. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

3.3.    Chairman of the Board. The Board shall designate a Director to serve as Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and shall perform such other duties as from time to time may be assigned to him or her by the Board. The Board may designate two persons to serve as Co-Chairmen of the Board of the Corporation in which case each reference in the By-laws to the “Chairman of the Board” shall mean either “Co-Chairman of the Board.” Where both individuals holding such office are present, the individuals shall alternate the exercise of the powers of the office at meetings of the Board, unless otherwise directed by the Board.

3.4.    Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, including the removal of Directors without cause, may be filled by vote of a majority of the Directors then in office, although less than a quorum, at any meeting of the Board or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of Stockholders called for that purpose. A

Director elected to fill a vacancy shall be elected to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.5.    Resignations. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon receipt of notice thereof, or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In addition, a Director shall tender his or her resignation to the Board when required in accordance with Section 2.8(c), and any such resignation shall become effective if so determined by the Board, as provided in Section 2.8(c).

3.6.    Removal of Directors. Any or all of the Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote in the election of Directors, voting together as a single class.

3.7.    Remuneration. The Board shall have authority to fix the compensation of Directors and members of committees of Directors, including fees and reimbursement of expenses. Nothing in this Section shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.8.    Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place, if any, within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by the Board or (unless contrary to the determination of the Board) in the notice of the meeting.

3.9.    Annual Meetings. On the day when the annual meeting of Stockholders for the election of Directors is held, or as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of electing officers and transacting other business.

3.10.    Regular Meetings. Regular meetings of the Board may be held at such times and places, if any, as may be fixed from time to time by the Board or (unless contrary to the determination of the Board) in the notice of the meeting. Unless otherwise required by the Board, regular meetings of the Board may be held without notice.

3.11.    Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or the Secretary and shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two or more Directors. Notice of each special meeting of the Board shall be given to each Director at the address designated by him or her for that purpose or, if none is designated, at his or her last known business, residence or e-mail address, in writing by first-class or overnight mail, next-day courier service, electronic transmission or hand delivery or orally by telephone. If mailed first class, such notice shall be deemed adequately delivered when deposited in the United States mails, with postage thereon prepaid, at least two days before such meeting. If by overnight mail or next-day courier service, such notice shall be deemed adequately delivered when delivered to the overnight mail or next-day courier service company at least one day before such meeting. If by electronic transmission, such notice shall be deemed adequately delivered when transmitted at least 12 hours prior to the time set for the meeting. If by hand delivery or telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Every such notice shall state the time and place, if any, of the meeting but need not state the purposes of the meeting, except to the extent required by applicable law.

3.12.    Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any Director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

3.13.    Waiver of Notice. Whenever notice is required to be given to any Director or member of a committee of Directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or a committee of Directors, need be specified in any written waiver of notice or any waiver by electronic transmission.

3.14.    Organization. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the President, the Chairman of the Executive Committee, or in the absence of all of them a chairman chosen by the majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.15.    Quorum of Directors. A majority of the Directors then in office shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

3.16.    Action by the Board or Committees. All corporate action taken by the Board, or any committee thereof, shall be taken at a meeting of the Board or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or by applicable law, the vote of a majority of the Directors present (including those who participate by means of conference telephone or other communications equipment) at the time of the vote, if a quorum is present (including those who participate by means of conference telephone or other communications equipment) at such time, shall be the act of the Board. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

ARTICLE 4

COMMITTEES OF THE BOARD

4.1.    Executive Committee; Appointment, Term of Office, etc.

(a)    The Board may designate an Executive Committee consisting of the Chairman of the Executive Committee, if any, and such other Directors as it may designate. Each member of the Executive Committee shall continue to be a member thereof only so long as he or she remains a Director and at the pleasure of the Board. Any member of the Executive Committee may resign therefrom at any time by giving notice of his or her resignation in writing or by electronic transmission to the President or the Secretary. Such resignation shall take effect upon receipt of notice thereof, or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancies on the Executive Committee may be filled by the Board. The designation and authority of the Executive Committee shall be governed by Section 141(c)(2) of the General Corporation Law.

(b)    Subject to the General Corporation Law, the Executive Committee, between meetings of the Board, shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Without limiting the foregoing, the Executive Committee shall have the express power and authority to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.

(c)    Meetings of the Executive Committee shall be held whenever called by the Chairman of the Board, the President, the Secretary, the Chairman of the Executive Committee or any two or more members of the Executive Committee. Notice of a meeting of the Executive Committee shall be given to the members thereof in the same manner as, and such notice shall be subject to all of the provisions prescribed for, notice of a special meeting of the Board pursuant to Section 3.11 of the By-laws. Subject to the provisions of the By-laws, the Executive Committee may fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board at the next regular meeting thereof after such proceedings shall have been taken.

(d)    Except as otherwise provided by applicable law, fifty percent (50%) or more of the members of the Executive Committee then in office shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting thereof shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members of the Executive Committee present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The Executive Committee shall act only as a committee, and the individual members shall have no power as such.

(e)    In addition to the foregoing, in the absence or disqualification of a member of the Executive Committee, the members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. No notice of any meeting of the Executive Committee shall be required to be given to any alternate.

(f)    At each meeting of the Executive Committee, the Chairman of such committee or, in the absence of the Chairman, a chairman chosen by a majority of the committee members present, shall preside. The Secretary shall act as secretary at each meeting of the Executive Committee. In case the Secretary shall be absent from any such meeting, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

4.2.    Additional Committees of the Board.

(a)    The Board may designate one or more other committees (the “Additional Board Committees”), which shall in each case consist of the Chairman of such Additional Board Committee (if any) and such number of Directors as the Board may determine in the resolution designating such committee or in such committee’s charter if a charter has been adopted for such committee by the Board. An Additional Board Committee shall have and may exercise such powers and authority for such periods as the Board may determine in the resolution designating such committee or in such committee’s charter if a charter has been adopted for such committee by the Board. Each member of an Additional Board Committee shall continue to be a member thereof only so long as he or she remains a Director and at the pleasure of the Board. Any member of an Additional Board Committee may resign therefrom at any time by giving notice of his or her resignation in writing or by electronic transmission to the President or the Secretary. Such resignation shall take effect upon receipt of notice thereof, or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancies on an Additional Board Committee may be filled by the Board. The designation and authority of any Additional Board Committees created hereunder shall be governed by Section 141(c)(2) of the General Corporation Law.

(b)    Meetings of an Additional Board Committee shall be held whenever called by the Chairman of the Board, the President, the Secretary, the Chairman of such committee or any two or more members of such committee. Notice of a meeting of an Additional Board Committee shall be given to the members thereof in the same manner as, and such notice shall be subject to all of the provisions prescribed for, notice of a special meeting of the Board pursuant to Section 3.11 of the By-laws. Subject to the provisions of the By-laws and of the charter of an Additional Board Committee, if a charter has been adopted for such committee by the Board, each Additional Board Committee may fix its own rules of procedure and each shall keep a record of its proceedings and report them to the Board at the next regular meeting thereof after such proceedings shall have been taken.

(c)    Except as otherwise provided by applicable law, fifty percent (50%) or more of the members of an Additional Board Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof shall be the act of an Additional Board Committee. In the absence of a quorum, a majority of the members of an Additional Board Committee present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. An Additional Board Committee shall act only as a committee, and the individual members shall have no power as such.

(d)    In addition to the foregoing, in the absence or disqualification of a member of an Additional Board Committee, the members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. No notice of any meeting of an Additional Board Committee shall be required to be given to any alternate.

(e)    At each meeting of an Additional Board Committee, the Chairman of such committee or, in the absence of the Chairman, a chairman chosen by a majority of the committee members present, shall preside. The Secretary shall act as secretary at each meeting of an Additional Board Committee. In case the Secretary shall be absent from any such meeting, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

4.3.    Other Committees. Nothing hereinbefore contained in this Article 4 shall be deemed to preclude the designation by the Board or the President of committees, other than committees of the Board, which may include officers and employees who are not Directors.

ARTICLE 5

OFFICERS

5.1.    Officers. The Board shall elect as officers of the Corporation a President, a Secretary and a Treasurer, and as many Assistant Secretaries and Assistant Treasurers as the Board may determine, and may also elect as officers of the Corporation one or more Vice Presidents and such other officers, which may include one or more members of the Office of the President, as it may determine. The Board may designate one or more Vice Presidents as Senior Vice President or Executive Vice President, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected by it. Any two or more offices may be held by the same person. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

5.2.    Term of Office. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner provided in Sections 5.4 and 5.5 of the By-laws.

5.3.    Additional Officers. The President may from time to time appoint and remove such additional officers as he or she may determine. Such persons shall hold office for such period, have such authority, and perform such duties as the President may from time to time determine.

5.4.    Removal of Officers. Any officer may be removed, with or without cause, by the Board or, except in the case of an officer elected by the Board, by the President or any superior officer upon whom the power of removal may be conferred by the Board or the President. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create any contract rights.

5.5.    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

5.6.    Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in the By-laws for the regular election or appointment to such office.

5.7.    Compensation. Salaries or other compensation of the executive officers designated by the Board may be fixed from time to time by the Board or any committee delegated by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a Director.

5.8.    President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation and as such shall have the general powers and duties of supervision and management incident to and usually vested in the office of President and Chief Executive Officer. Subject to the control of the Board, he or she shall have general and overall charge of the business and affairs of the Corporation and of its officers. The President, if present, shall preside at all meetings of the Stockholders. The

President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except as may be otherwise determined by the Board, or shall be required by applicable law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him or her by the Board.

5.9.    Vice Presidents. Each Vice President shall have such powers and duties incident to and usually vested in that office and shall perform such duties as shall be assigned to such person by the President or the Board. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except as may be otherwise determined by the Board or the President, or shall be required by applicable law otherwise to be signed or executed.

5.10.    Secretary. The Secretary, if present, shall act as secretary of all meetings of the Stockholders and of the Board and of committees thereof, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. The Secretary shall be custodian of the corporate records and of the seal of the Corporation, and, in general, shall perform all the duties incident to and usually vested in the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or by the President.

5.11.    Treasurer. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the By-laws. From time to time and whenever requested to do so, the Treasurer shall render statements of the finances of the Corporation to the President or the Board. The Treasurer shall perform all the duties incident to and usually vested in the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or by the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except as may be otherwise determined by the Board or the President, or shall be required by applicable law otherwise to be signed or executed.

5.12.    Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform all the duties incident to and usually vested in the office of Assistant Secretary or Assistant Treasurer, respectively, and shall perform such other duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1.    Execution of Contracts. The Board may authorize any officer, employee or agent of the Corporation, in the name and on behalf of the Corporation, to enter into any contracts or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2.    Loans. The President, the Senior Vice President and Chief Financial Officer or any other officer, employee or agent authorized by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loan and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized by the By-laws or by the Board may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

6.3.    Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation by such officer or officers, or employee or employees of the Corporation and in such manner, if any, as shall from time to time be determined by resolution of the Board.

6.4.    Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the By-laws or the Board.

ARTICLE 7

STOCKS AND DIVIDENDS

7.1.    Certificates; Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, representing the number of shares of stock in the Corporation owned by such holder registered in certificated form; provided that unless the Board shall direct otherwise, no more than one such signature shall be that of an Assistant Treasurer or Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise provided by applicable law or the By-laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

7.2.    Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation, in the case of certificated shares of stock, upon receipt of the written direction of the registered holder thereof or of such holder’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and upon payment of all necessary transfer taxes and surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer with such guarantee of signature as the Corporation may require; or in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder thereof or such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4.    Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5.    Regulations. The Corporation may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of shares of its capital stock.

7.6.    Dividends. Subject to the provisions of the Certificate of Incorporation and of the General Corporation Law, the Board may, from time to time, declare, and the Corporation may pay, dividends and other distributions on the Corporation’s outstanding shares of capital stock.

7.7.    Fractional Shares. The Corporation may, but shall not be required to, issue fractions of a share where necessary to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrips or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to any such conditions which the Board may impose.

ARTICLE 8

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

8.1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom such Covered Person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, committee member, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability, loss and expense (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably suffered or incurred by such Covered Person in connection therewith. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

8.2.    Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in connection with any proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3.    Claims. If a claim for indemnification under this Article 8 (following the final disposition of the applicable proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article 8 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim (including attorneys’ fees) to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this Article 8 and applicable law.

8.4.    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.

8.5.    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, committee member, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such corporation, partnership, joint venture, trust, nonprofit entity or other enterprise.

8.6.    Survival. The right to indemnification conferred in this Article 8 shall be a contract right. The provisions of this Article 8 shall continue as to any Covered Person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any Covered Person entitled to indemnification under this Article 8.

8.7.    Amendment or Repeal. No amendment, modification or repeal of this Article 8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Covered Person or his or her successors to be indemnified or advanced expenses by the Corporation, nor the obligation of the Corporation to indemnify or advance expenses to any Covered Person or his or her successors, under and in accordance with the provisions of this Article 8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts existing on or prior to the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

8.8.    Other Indemnification and Advancement of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

8.9.    Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by applicable law, against any liability, loss or expense, whether or not the Corporation would have the power to indemnify such person under applicable law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

ARTICLE 9

BOOKS AND RECORDS

9.1.    Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the Office of the Corporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. A person in whose name a share of stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by applicable law.

9.2.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same pursuant to the General Corporation Law.

9.3.    Inspection of Books and Records. Except as otherwise provided by applicable law, the Board shall determine from time to time whether, and, if allowed, when, to what extent and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the Stockholders.

ARTICLE 10

SEAL

The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word “Delaware.”

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and shall terminate on the 31st day of December in each year, or such other period as may be fixed by resolution of the Board.

ARTICLE 12

VOTING OF SHARES HELD

Unless otherwise provided by resolution of the Board, the President or any Vice President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent, in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or the President or any Vice President may attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE 13

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

Pursuant to the provisions of Section 203(b)(2) of the General Corporation Law, the Corporation, by action of the Board, expressly elects not to be governed by Section 203 of the General Corporation Law, dealing with business combinations with interested Stockholders. Notwithstanding anything to the contrary in the By-laws, the provisions of this Article 13 may not be further amended by the Board, except as may be specifically authorized by the General Corporation Law.

ARTICLE 14

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the

Corporation’s Stockholders; (iii) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws (in each case, as they may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation governed by the internal affairs doctrine will be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Stockholder, such Stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such Stockholder in any such action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 14.

ARTICLE 15

AMENDMENTS

The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of Directors. The By-laws may also be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the Board; provided that (i) the vote of a majority of the Whole Board shall be required to amend the first sentence of Section 3.2 and (ii) the Board shall not have authority to amend the second sentence of Section 3.2. Any By-laws adopted, altered, amended or supplemented by the Board may be altered, amended, supplemented or repealed by the Stockholders entitled to vote thereon.
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